Exhibit 10.18

Execution copy

USD 175,000,000

secured credit facility

DEED OF

PLEDGE OF INTERCOMPANY RECEIVABLES

DATED 2 September 2005

between

LIONBRIDGE GLOBAL SOLUTIONS (NETHERLANDS) B.V.

as Pledgor

and

WACHOVIA BANK, NATIONAL ASSOCIATION

as Pledgee

Schedules

Schedule 1 (Debtors)

Schedule 2 (Form of Notice of Pledge)

Execution copy

THIS DEED OF PLEDGE OF INTERCOMPANY RECEIVABLES DATED 2 September 2005 is made between:

(1)	WACHOVIA BANK, NATIONAL ASSOCIATION, a banking corporation organised and existing under the laws of the United States of America and having its principal office at 301 South College Street, Charlotte, North Carolina 28288, the United States of America (the “Pledgee”); and

(2)	LIONBRIDGE GLOBAL SOLUTIONS HOLDINGS (NETHERLANDS) B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) organised under the laws of the Netherlands, having its official seat in Amsterdam, the Netherlands, and its office address at (5651 CD) Eindhoven, the Netherlands, Beukenlaan 44 (the “Pledgor”).

WHEREAS

(A)	Pursuant to a credit agreement (the “Credit Agreement”) dated as of 1 September 2005, the Lenders (as defined in the Credit Agreement) have granted to the Borrowers (as defined in the Credit Agreement) certain Revolving Loans, a Term Loan, a Letter of Credit subfacility, a Swingline subfacility, and an Incremental Term Facility (all as defined in the Credit Agreement) in the maximum principal amount of up to USD 175,000,000.

(B)	Pursuant to a joinder agreement, dated 2 September 2005, the Pledgor has become a party to the Credit Agreement.

(C)	Pursuant to section 2.22 of the Credit Agreement, the Pledgor has undertaken to pay to the Pledgee, acting in its own capacity and not as representative or agent of the Lenders, the Dutch Parallel Debt (as defined in the Credit Agreement).

(D)	The Pledgor has agreed to (and to the extent required it shall hereby be agreed that the Pledgor shall) create a first priority disclosed right of pledge (openbaar pandrecht eerste in rang) over its Receivables (as defined hereinafter) in favour of the Pledgee as security for the Secured Obligations (as defined hereinafter).

NOW THEREFORE IT IS AGREED AS FOLLOWS

1.	DEFINITIONS

1.1	In this Deed:

“Debtor” means any present and future subsidiary and direct or indirect shareholder of the Pledgor, including but not limited to the companies listed in Schedule 1 (Debtors).

“Deed” means this agreement and deed of pledge of intercompany receivables.

“Enforcement Event” means a default by a Credit Party in the proper performance of the Secured Obligations (whether in whole or in part) provided that such default constitutes an Event of Default which is continuing.

“Right of Pledge” means each right of pledge created by this Deed in accordance with Clause 3 (Pledge of Intercompany Receivables).

“Receivables” means any and all rights and claims (vorderingsrechten) (including but not limited to a right of recourse (regres) or subrogation (subrogatie)) whether present or future, whether actual or contingent, of the Pledgor against a Debtor arising out of an agreement or a legal relationship including but not limited to any rights or claims which are shown on the Pledgor’s administrative records.

“Secured Obligations” means any and all obligations and liabilities consisting of monetary payment obligations (verbintenissen tot betaling van een geldsom) of the Pledgor to the Pledgee or a Lender whether present or future, whether actual or contingent, whether as primary obligor or as surety, whether for principal, interest or costs under or in connection with this Deed, the Credit Documents, and/or the Pledgor’s Dutch Parallel Debt.

1.2	Save where the contrary is indicated, a reference in this Deed to:

(a)	this “Deed”, the “Credit Agreement” or any other agreement or document shall be construed to be a reference to this Deed or the Credit Agreement or such other agreement or document as the same may be amended, supplemented, restated, novated or otherwise modified from time to time;

(b)	a “Clause” or a “Schedule” shall, subject to any contrary indication, be construed as a reference to a clause or a schedule of this Deed; and

(c)	a “person” shall be construed as a reference to any person, firm, company, corporation, body corporate, institution, government, state or agency of a state or any association or partnership (whether or not having separate legal personality) of two or more of the foregoing.

1.3	Capitalised words and expressions used but not defined in this Deed shall have the same meaning as in the Credit Agreement.

1.4	The titles and headings of the Clauses are for convenience only and do not form part of this Deed and shall in no way affect the interpretation thereof.

1.5	In this Deed words and expressions importing the singular shall, where the context permits or requires, include the plural and vice versa.

1.6	Any reference in this Deed to a statute (including but not limited to the Dutch Civil Code) shall be construed as a reference to such statute as the same may have been, or may from time to time be, amended or re-enacted.

1.7	Schedules form an integral part of this Deed.

1.8	Any Event of Default shall constitute a verzuim (as meant in Section 6:81 and further of the Dutch Civil Code) and any Enforcement Event shall constitute a verzuim (as meant in Section 3:248 (1) in conjunction with Section 6:81 and further of the Dutch Civil Code) in the proper performance of the Secured Obligations or any part thereof, without any dun (aanmaning), summons (sommatie) or notice of default (ingebrekestelling) being sent or required.

2.	UNDERTAKING TO PLEDGE

The Pledgor agrees with the Pledgee and undertakes to create or, as the case may be, to create in advance (bij voorbaat) a first priority disclosed right of pledge (openbaar pandrecht eerste in rang) over all its Receivables as security for the Secured Obligations.

3.	PLEDGE OF INTERCOMPANY RECEIVABLES

3.1	The Pledgor grants to the Pledgee:

(a)	a first priority disclosed right of pledge (openbaar pandrecht eerste in rang) over all its Receivables; and

(b)	to the extent the Receivables consist of future Receivables, a disclosed first priority right of pledge (openbaar pandrecht eerste in rang) is granted in advance (bij voorbaat) over all its future Receivables, as security for the Secured Obligations.

3.2	The Right of Pledge includes all accessory rights (afhankelijke rechten) and all ancillary rights (nevenrechten) attached to the Receivables.

3.3	To the extent that the Receivables are (or shall be) subject to an encumbrance or right of pledge taking priority over the Right of Pledge, nevertheless the Right of Pledge will have been (or will be) created with the highest possible rank available at that time.

4.	PERFECTION AND NOTIFICATION OF RIGHT OF PLEDGE

4.1	Each party to this Deed is entitled:

(a)	to present this Deed and any other document pursuant to this Deed for registration to any office, registrar or governmental body (including the Dutch tax authorities) in any jurisdiction; and

(b)	to serve any notice to a Debtor or any other person,

if otherwise acting in conflict with applicable law or rules and regulations or court orders or as a party to this Deed deems necessary or desirable to protect its interests.

4.2	The Pledgor shall promptly upon the execution of this Deed (and promptly after a Receivable has arisen against a future Debtor) notify the relevant Debtor of the Right of Pledge by serving a notice substantially in the form attached as Schedule 2 (Form of Notice of Pledge).

4.3	In accordance with Section 3:246 (1) of the Dutch Civil Code, only the Pledgee is entitled to collect and receive payment of the Receivables which are subject to the Right of Pledge and to exercise all rights of the Pledgor vis-à-vis a Debtor. Without prejudice to its entitlement to collect and receive payment and to exercise its rights, the Pledgee authorises the Pledgor to collect and receive payment from a Debtor.

4.4	The authorisation granted by the Pledgee to the Pledgor pursuant to Clause 4.3 will be terminated by the Pledgee by giving notice thereof to the Pledgor and the relevant Debtor and such authorisation shall in any event be automatically terminated upon the occurrence of an Event of Default which is continuing.

4.5	Upon the occurrence of an Enforcement Event, the Pledgee shall have the right to enter into court compositions or out-of-court compositions (gerechtelijke of buitengerechtelijke akkoorden) and to cast a vote in connection with such compositions or to enter into any settlement agreement regarding the Receivables with any Debtor or any other person.

5.	CONTINUING AND ADDITIONAL SECURITY

5.1

The Right of Pledge is one and indivisible (één en ondeelbaar), shall (unless released pursuant to Clause 11 (Termination)) remain in full force and effect, shall not be satisfied by any intermediate payment or satisfaction of any part of the Secured Obligations or by any settlement of accounts and the Pledgee shall not have any obligation to relinquish the Right of Pledge, until all of the Secured Obligations have been irrevocably and unconditionally paid in full and all Commitments with respect thereto have been irrevocably terminated.

5.2	To the extent possible under Dutch law, the Right of Pledge shall not in any way be prejudiced by or be dependent on any collateral or other security now or hereafter held by the Pledgee as security for the Secured Obligations or any lien to which it may be entitled (whether by contract or statute). The rights of the Pledgee hereunder are in addition to and not in lieu of those provided by law.

6.	REPRESENTATIONS AND WARRANTIES

6.1	The Pledgor represents and warrants, on the date of this Deed for the benefit of the Pledgee that:

(a)	it holds full and exclusive title (titel) to its Receivables and has the authority and the power (beschikkingsbevoegd) to create the Right of Pledge;

(b)	the Receivables:

(i)	have, save for the Right of Pledge, not been encumbered with limited rights (beperkte rechten) or otherwise;

(ii)	are not subject to any attachment (beslag);

(iii)	have not been transferred or, save for the Right of Pledge, encumbered in advance (bij voorbaat) to any third party;

(iv)	are capable of being transferred, assigned and encumbered with limited rights (beperkte rechten); and

(v)	are not subject to any option or similar right;

(c)	save for the Right of Pledge, the Pledgor has agreed not to grant any right or to do such acts as set forth in Clause 6.1 (b) in respect of the Receivables;

(d)	the Pledgor has no other debtors than the Debtors listed in Schedule 1 (Debtors).

6.2	The representations and warranties set out in Clause 6.1 have, on the date of this Deed, not been made in respect of future Receivables. Unless waived by the Pledgee, the representations and warranties set out in Clause 6.1 are deemed to be made by the Pledgor on each date a future Receivable arises or a person has become a Debtor.

7.	UNDERTAKINGS

7.1	Without the prior written consent of the Pledgee, the Pledgor shall not perform any act which is likely to adversely affect the Receivables or the Right of Pledge.

7.2	Without prejudice to Clause 4.3 (Perfection and Notification of Right of Pledge), the Pledgor shall not without the prior written consent of the Pledgee:

(a)	assign, transfer, pledge or otherwise encumber, release (kwijtschelden) or waive (afstand doen van) any rights over, the Receivables; or

(b)	agree with a court composition or an out-of-court composition (gerechtelijk of buitengerechtelijk akkoord) or enter into any settlement agreement in respect of the Receivables.

7.3	The Pledgor shall promptly inform the Pledgee of an occurrence of an event that may be relevant to the Pledgee with respect to the Receivables or which is likely to adversely affect the Right of Pledge or the ability of the Pledgor to perform the Secured Obligations, including but not limited to the occurrence of:

(a)	an attachment (beslag) of the Receivables;

(b)	a filing of a request to declare the Pledgor bankrupt (failliet) or a filing of a request for a similar proceeding in any jurisdiction;

(c)	a filing by the Pledgor of a request to be granted a suspension of payments (surséance van betaling) or a filing by the Pledgor of a request for a similar proceeding in any jurisdiction;

(d)	the liquidation or dissolution of the Pledgor or the Pledgor ceasing to carry on the whole or a part of its business; or

(e)	the Pledgor becoming aware that any of the representations and warranties set forth in Clause 6 (Representations and Warranties) is or proves to have been incorrect or incomplete or misleading.

7.4	Upon the occurrence of an event referred to in Clause 7.3, the Pledgor shall promptly notify in writing, at its own costs, the existence of this Deed and the Right of Pledge to:

(a)	a third party or the court process server (deurwaarder) acting on behalf of such third party making an attachment (beslag);

(b)	the bankruptcy trustee (curator), administrator (bewindvoerder) or similar officer in any jurisdiction; or

(c)	any other relevant person, as the case may be.

7.5	The Pledgor shall promptly send to the Pledgee a copy of the relevant documentation in respect of an event referred to in Clause 7.3 and a copy of any correspondence pursuant to Clause 7.4.

7.6	The Pledgor shall at the Pledgee’s first request provide the Pledgee with all information and with copies of all relevant documentation relating to the Receivables and allow the Pledgee to inspect its administrative records to verify the balances outstanding on the Receivables and/or to instruct the Pledgor’s independent accountant so to verify all in accordance with the Credit Agreement.

7.7	The Pledgor shall promptly notify the Pledgee after a Receivable has arisen against a future Debtor.

8.	ENFORCEMENT

8.1	Upon the occurrence of an Enforcement Event, the Pledgee shall have the right to enforce the Right of Pledge in accordance with Dutch law and any other applicable law and may take all (legal) steps and measures which it deems necessary or desirable and the Pledgor shall co-operate with the Pledgee in any way which the Pledgee deems necessary or desirable for the enforcement of the Right of Pledge.

8.2	The Pledgee shall not be obliged to give notice of a sale of the Receivables to the Pledgor, debtors, holders of a limited right (beperkt recht) or persons who have made an attachment (beslag) on the Receivables, as required by Sections 3:249 and 3:252 of the Dutch Civil Code. If reasonably possible, the Pledgee shall give such notice of sale.

8.3	The Pledgor shall not be entitled to make a request to the court as referred to in Section 3:251 (1) of the Dutch Civil Code to determine that the Receivables shall be sold in a manner deviating from the provisions of Section 3:250 of the Dutch Civil Code.

8.4	The Pledgor shall not be entitled to demand that the Pledgee:

(a)	shall first enforce any security interests granted by any other person, pursuant to Section 3:234 of the Dutch Civil Code; or

(b)	to first proceed against or claim payment from any other person or enforce any guarantee, before enforcing this Right of Pledge.

The Pledgor waives its rights under Sections 3:233 paragraph (2) and 6:139 of the Dutch Civil Code.

8.5	The Pledgor shall not be entitled to set-off (verrekenen) its claims (if any) against the Pledgee under or in connection with this Deed, the Credit Agreement and/or the other Credit Documents against the Secured Obligations.

8.6	Subject to the mandatory provisions of Dutch law on enforcement, all monies received or realised by the Pledgee in connection with the enforcement of the Right of Pledge shall be applied by the Pledgee in accordance with the Credit Agreement.

9.	FURTHER ASSURANCES

9.1	If no valid right of pledge is created pursuant to this Deed in respect of the Receivables, the Pledgor irrevocably and unconditionally undertakes to pledge to the Pledgee the Receivables as soon as they become available for pledging, by way of supplementary agreements, supplemental deeds or other instruments on the same (or similar) terms of this Deed.

9.2	The Pledgor further undertakes to execute any instrument, provide such assurances and do all acts and things (at the first request of the Pledgee) as may be necessary or desirable for:

(a)	perfecting or protecting the security created (or intended to be created) by this Deed;

(b)	preserving or protecting any of the rights of the Pledgee under this Deed;

(c)	preserving or protecting the Pledgee’s interest in the Receivables;

(d)	ensuring that the Right of Pledge and the undertakings and obligations of the Pledgor under this Deed shall inure to the benefit of any assignee of the Pledgee under the Credit Agreement and this Deed;

(e)	facilitating the collection, appropriation or realisation of the Receivables or any part thereof in the manner contemplated by this Deed in case of an Enforcement Event; or

(f)	the exercise of any power, authority or discretion vested in the Pledgee under this Deed.

10.	POWER OF ATTORNEY AND NO WAIVER

10.1	The Pledgor, by way of security and in order to secure the performance by the Pledgor of its obligations under this Deed, irrevocably and unconditionally appoints the Pledgee as its attorney (gevolmachtigde) for as long as any of the Secured Obligations are outstanding for the purposes of:

(a)	doing in its name all acts and executing, signing and (if required) registering in its name all documents which the Pledgor itself could do, execute, sign or register in relation to the Receivables; and

(b)	executing, signing, perfecting, doing and (if required) registering every such further document, act or thing as is referred to in Clause 9 (Further Assurances).

10.2	It is expressly agreed that the appointment under Clause 10.1 will only be exercised by the Pledgee in case of an Event of Default which is continuing and is given with full power of substitution to the Pledgee’s legal counsel and also applies to any situation where the Pledgee acts as the Pledgor’s counterparty (Selbsteintritt) within the meaning of Section 3:68 of the Dutch Civil Code or as a representative of the Pledgor’s counterparty.

10.3	No delay or omission by the Pledgee in the exercise of any power or right under this Deed will impair such power or right or be construed as a waiver thereof or of the event giving rise to such power of right and no waiver of any past event shall be construed to be a waiver of any power or right accruing to the Pledgee by reason of any future event.

11.	TERMINATION

11.1	Unless terminated by operation of law, the Right of Pledge shall be in full force and effect until the Pledgee has certified in writing to the Pledgor that all Secured Obligations have been fully, irrevocably and unconditionally repaid or discharged to its satisfaction and all Commitments with respect thereto have been irrevocably terminated.

11.2	Upon termination of the Right of Pledge in accordance with Clause 11.1 or Clause 11.3, the Pledgee shall issue a notice of termination to the Pledgor and the Debtor.

11.3	The Pledgee is entitled to unilaterally terminate by notice (opzeggen) or waiver (afstand) the Right of Pledge, in respect of all or part of the Receivables and all or part of the Secured Obligations within the meaning of Section 3:81 paragraph 2 of the Dutch Civil Code.

12.	SUCCESSORS AND ASSIGNS AND RE-PLEDGE

12.1	This Deed shall be binding upon and shall inure to the benefit of the Pledgor and the Pledgee and their respective successors, transferees and assignees.

12.2	The Pledgor shall not assign or transfer any of its rights and obligations under this Deed without the prior written consent of the Pledgee.

12.3	The Pledgor irrevocably and unconditionally grants authority to the Pledgee to re-pledge (herverpanden) the Receivables in accordance with Section 3:242 of the Dutch Civil Code.

13.	WAIVER

Each party to this Deed waives, to the fullest extent permitted by law, its rights:

(a)	to dissolve (ontbinden) this Deed in case of failure in the performance of one or more of the Pledgee’s obligations pursuant to Section 6:265 of the Dutch Civil Code or on any other ground;

(b)	to suspend (opschorten) any of its obligations pursuant to Section 6:52 of “the Dutch Civil Code or on any other ground; and

(c)	to nullify (vernietigen) this Deed pursuant to Section 6:228 of the Dutch Civil Code or on any other ground.

14.	COSTS

All reasonable out-of-pocket costs, charges and expenses in relation to the negotiation, preparation, administration, execution, perfection, preservation, protection, registration or enforcement of this Deed and the exercise and/or enforcement of any rights or powers hereunder by the Pledgee shall be payable by the Pledgor, in accordance with section 9.5 (Payment of Expenses and Taxes) of the Credit Agreement.

15.	EVIDENCE OF DEBT

As to the existence and composition of the Secured Obligations, a written statement by the Pledgee made in accordance with its books shall constitute conclusive evidence (save for manifest error), it being understood that in the event of a disagreement with respect thereto, the Pledgee shall be authorised to exercise its right of enforcement, with due observance of the obligation of the Pledgee to transfer all which afterwards would appear to be received by it in excess of its rights.

16.	LIABILITY

Except for its gross negligence (grove nalatigheid) or wilful misconduct (opzet), the Pledgee shall not be liable vis-à-vis the Pledgor for not (or not completely) collecting or recovering or selling the Receivables and/or any loss or damage resulting from any collecting or recovering or selling the Receivables or arising out of the exercise of or failure to exercise any of its powers under this Deed or for any other loss of any nature whatsoever in connection with the Receivables or this Deed. Should any such loss or damage occur, then the Pledgor shall fully indemnify the Pledgee therefor.

17.	NOTICES

17.1	Any notice or other communication in connection with this Deed required to be sent or given shall be sent in the English language by registered mail or by fax to the following addresses:

if to the Pledgor:

Lionbridge Global Solutions (Netherlands) B.V.

c/o Lionbridge Technologies Holdings B.V.

Overschiestraat 55

1062 HN Amsterdam, the Netherlands

Fax: +31 20 408 000

Attention: R. Cowan

with a copy to:

Lionbridge Technologies, Inc.

1050 Winter Street, Suite 2300

MA 02451 Waltham, the United States of America

Fax: +1 781434 6034

Attention: CEO

if to the Pledgee:

Wachovia Bank, National Association, as Administrative Agent

Charlotte Plaza

201 South College Street, CP-8

Charlotte, North Carolina 28288-0680

Attention:	Syndication Agency Services
Fax:	(0704) 374-2698
Telephone:	(0704) 383-0481

with a copy to:

Wachovia Bank, National Association, as Administrative Agent

One Wachovia Center, NC0760

Charlotte, North Carolina, 28288-0737

Attention:	Laura Douglas
Fax:	(0704) 383-7611
Telephone:	(0704) 383-1357

or to such other address or, addresses as may from time to time be notified by the parties for such purpose.

17.2	All documents provided under or in connection with this Deed must be:

(a)	in English; or

(b)	if not in English, and if so required by the Pledgee, accompanied by a English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

17.3	If sent by registered mail, any notice or other communication sent by registered mail pursuant to this Deed shall be deemed to have been received by the party to whom it was addressed on the first Business Day after the day shown as the day of receipt by a return receipt. If sent by fax, it shall be deemed, in the absence of proof to the contrary, to have been received by the party to whom it was sent on the day of dispatch provided that the report generated by the sender’s facsimile machine shows that all pages of such notice, demand or other communications were properly transmitted to the recipients fax machine. Without prejudice to any other mode or service, any notice or any other communication shall be deemed to have been sufficiently served if sent to the addresses as set forth in Clause 17.1.

18.	SEVERABILITY

18.1	If a provision of this Deed is or becomes illegal, invalid or unenforceable in any jurisdiction that shall not affect:

(a)	the validity or enforceability in that jurisdiction of any other provision of this Deed; or

(b)	the validity or enforceability in other jurisdictions of that or any other provision of this Deed.

18.2	The Pledgor and the Pledgee agree that they will negotiate in good faith to replace any provision of this Deed which may be held unenforceable with a provision which is enforceable and which is as similar as possible in substance to the unenforceable provision.

19.	AMENDMENT AND EMBODIMENT

This Deed shall not be amended, modified or rescinded except in writing when duly signed by authorised signatories of the Pledgor and the Pledgee. Any amendment, addendum and appendix so signed shall constitute part of this Deed.

20.	COUNTERPARTS

This Deed may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

21.	ACCEPTANCE

The Pledgee accepts the Right of Pledge and all stipulations, covenants, undertakings, waivers, authorities and powers pursuant to this Deed.

22.	GOVERNING LAW

This Deed shall be governed by and construed in accordance with Dutch law.

23.	JURISDICTION

The courts of Amsterdam, the Netherlands shall have exclusive jurisdiction to hear and determine any suit, action or proceedings, and to settle any disputes which might arise out of or in connection with this Deed, and, for such purposes, the Pledgor irrevocably and unconditionally submits, for the benefit of the Pledgee, to the jurisdiction of that court. The Pledgee, however, reserves the right to refer the matter to any other competent court in any jurisdiction, whether concurrently or not (to the extent permitted by law).

IN WITNESS WHEREOF this Deed was signed on the date first written above

[SIGNATURE PAGE TO FOLLOW]

WACHOVIA BANK, NATIONAL
ASSOCIATION

Name:	Mark B. Felker	Name:	Louis K. Beasley III
Title:	Managing Director	Title:	Director
Wachovia Bank, National Association

LIONBRIDGE GLOBAL SOLUTION
HOLDING (NETHERLANDS) B.V.

Name:	R.J. Cowan
Title:	Managing director